UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

PennyMac Mortgage Investment Trust

 (Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Repurchase Agreement with JPMorgan Chase Bank, N.A.

On October 14, 2016, PennyMac Mortgage Investment Trust (the “Company”), through its wholly-owned subsidiaries, PennyMac Corp. (“PMC”) and PennyMac Operating Partnership, L.P. (“POP,” and together with PMC, the “Sellers”) entered into a master repurchase agreement with JPMorgan Chase Bank, N.A. (“JPM”), pursuant to which Sellers may sell to JPM, and later repurchase, newly originated mortgage loans in an aggregate principal amount of up to $200 million, $50 million of which is committed (the “Repurchase Agreement”). The Repurchase Agreement will be used to fund newly originated mortgage loans that are purchased from correspondent lenders by PMC and held for sale and/or securitization. The mortgage loans will be serviced by PennyMac Loan Services, LLC (“PLS”), an indirect controlled subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI). The Repurchase Agreement is committed for a period of 364 days, and the obligations of the Sellers are fully guaranteed by the Company.

The principal amount paid by JPM for each eligible mortgage loan is based on a percentage of the lesser of the market value, unpaid principal balance or takeout price of such mortgage loan. Upon the repurchase of a mortgage loan, the Sellers are required to repay JPM the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase. The Company, through the Sellers, is also required to pay JPM certain administrative fees, costs and expenses in connection with JPM’s management and ongoing administration of the Repurchase Agreement.

The Repurchase Agreement contains margin call provisions that provide JPM with certain rights in the event of a decline in the market value of the purchased mortgage loans.  Under these provisions, JPM may require the Sellers to transfer cash and/or additional eligible mortgage loans with an aggregate market value sufficient to eliminate any margin deficit resulting from such decline.

The Repurchase Agreement requires the Sellers to make certain representations and warranties and to maintain various financial and other covenants, which include maintaining (i) a minimum tangible net worth of $150 million for PMC and $860 million for POP, in each case on a consolidated basis, as of the end of each calendar month; (ii) a minimum of unrestricted cash and cash equivalents of $10 million at each of PMC and $40 million at POP, in each case on a consolidated basis, as of the end of each calendar month; and (iii) a ratio of total indebtedness to tangible net worth less than or equal to 10:1 at PMC and 5:1 at POP, in each case on a consolidated basis, as of the end of each calendar month.

The guaranty requires the Company to make certain representations and warranties and to maintain various financial and other covenants, which include maintaining (i) a minimum tangible net worth greater than or equal to $860 million, on a consolidated basis, as of the end of each calendar month; (ii) a minimum in unrestricted cash and cash equivalents greater than or equal to $40 million, on a consolidated basis, as of the end of each calendar month; (iii) a ratio of total indebtedness to adjusted tangible net worth less than or equal to 5:1, on a consolidated basis, as of the end of each calendar month; and (iv) profitability of no less than $1.00 for at least one of any two successive calendar quarters.

In addition, the Repurchase Agreement and the related guaranty contain events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, material adverse changes, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction.  The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding and JPM’s right to liquidate the mortgage loans then subject to the Repurchase Agreement.

The foregoing description of the Repurchase Agreement and the related guaranty by the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement and the related guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Repurchase Agreements with Credit Suisse First Boston Mortgage Capital LLC

On October 14, 2016, the Company, through its wholly-owned subsidiaries, POP, PMC, PennyMac Holdings, LLC (“PMH”) and PMC REO Financing Trust (“REO Subsidiary”), entered into amendments (the “October Amendments”) to the terms of (i) its Amended and Restated Master Repurchase Agreement, dated as of March 31, 2016, by and among Credit Suisse First Boston Mortgage Capital LLC (“CSFB”), POP, PMC, PMH, REO Subsidiary and the Company (the “Consolidated Repurchase Agreement”), pursuant to which the Company, through POP, PMC and/or PMH, as applicable, may sell, and later repurchase, (a) newly originated mortgage loans that PMC purchases from correspondent lenders and holds pending sale and/or securitization, (b) newly originated mortgage loans that have been purchased by PMC from correspondent lenders and pledged by PMC to PMH or POP pending sale and/or securitization by PMC, and (c) distressed mortgage loans and equity interests in REO Subsidiary; and (ii) its Amended and Restated Master Repurchase Agreement, dated as of March 31, 2016, by and among CSFB, POP and the Company, pursuant to which POP may sell to CSFB, and later repurchase, newly originated mortgage loans for which POP provides financing to third-party mortgage loan originators (the “Re-warehouse Facility”).

The original terms of the Consolidated Repurchase Agreement and the Re-warehouse Facility collectively provided for a maximum combined purchase price of $850 million.  Of this amount, $650 million was committed and available for purchases under the Consolidated Repurchase Agreement to the extent not reduced by purchased amounts outstanding under the Re-warehouse Facility, while $300 million was committed and available for purchases under the Re-warehouse Facility to the extent not reduced by purchased amounts outstanding under the Consolidated Repurchase Agreement. On September 26, 2016, CSFB previously agreed to increase the maximum combined purchase price provided for under the Consolidated Repurchase Agreement and the Re-warehouse Facility from $850 million to $1.15 billion until October 26, 2016, at which time the maximum combined purchase price would be reset to $850 million.  Pursuant to the terms of the October Amendments, CSFB agreed to extend such increase in the maximum combined purchase price to December 23, 2016.  All other terms and conditions of the Consolidated Repurchase Agreement and the Re-warehouse Facility, including the respective committed amounts thereunder, remain the same in all material respects.

The foregoing descriptions of the Consolidated Repurchase Agreement and the Re-warehouse Facility do not purport to be complete and are qualified in their entirety by reference to (i) the descriptions of the Consolidated Repurchase Agreement and the Re-warehouse Facility in the Company’s Current Report on Form 8-K as filed on April 6, 2016, and (ii) the full text of the Consolidated Repurchase Agreement and the Re-warehouse Facility attached thereto as Exhibits 10.1 and 10.3, respectively.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of October 14, 2016, among PennyMac Corp., PennyMac Operating Partnership, L.P. and JPMorgan Chase Bank, N.A.
10.2	Guaranty, dated as of October 14, 2016, by PennyMac Mortgage Investment Trust in favor of JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: October 20, 2016	/s/ Anne D. McCallion
Anne D. McCallion Senior Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of October 14, 2016, among PennyMac Corp., PennyMac Operating Partnership, L.P. and JPMorgan Chase Bank, N.A.
10.2	Guaranty, dated as of October 14, 2016, by PennyMac Mortgage Investment Trust in favor of JPMorgan Chase Bank, N.A.